UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2010

LTX-CREDENCE CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	000-10761	04-2594045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 California Circle, Milpitas, California		95035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 461-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 8, 2010, LTX-Credence Corporation (the “Company”) held a Special Meeting of Stockholders to approve the restatement of its Articles of Organization, as amended, to effect a one-for-three reverse stock split of the issued and outstanding shares of the Company’s common stock and to fix on a post-split basis the number of authorized shares of common stock at 150,000,000, such restatement to be effected prior to the Company’s 2010 Annual Meeting of Stockholders in the sole discretion of the Company’s board of directors without further approval or authorization of the Company’s stockholders. The proposal was approved, with the results of the voting as follows: 119,186,476 shares of common stock were voted for the proposal, 13,200,661 shares of common stock were voted against the proposal, 680,517 shares of common stock abstained from the vote and there were zero broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2010	LTX-Credence Corporation

	By:	/S/ MARK J. GALLENBERGER
Mark J. Gallenberger Vice President & Chief Financial Officer